UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported): January 1, 2016

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-198881 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

7200 S. Alton Way, Suite B-220
Centennial, Colorado 80112
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2016, PetroShare Corp. (the "Company") appointed Paul D. Maniscalco as Chief Financial Officer of the Company. In this role, Mr. Maniscalco will serve as the Company's principal financial and accounting officer. Contemporaneously, Stephen J. Foley will cease acting as the Company's principal financial and accounting officer. Also effective January 1, 2016, the Company appointed William B. Lloyd as the Company's Chief Operating Officer

Mr. Maniscalco, age 46, has been a principal with SJM Holdings, Inc., dba SJM Accounting, Inc., an accounting and business advisory services firm headquartered in Englewood, Colorado, since 2006. From 2012 until 2014, Mr. Maniscalco served as interim Chief Financial Officer of Earthstone Energy Inc., a Delaware corporation engaged in the oil and gas industry with securities traded on NYSE MKT. From 2010 until 2011, Mr. Maniscalco served as the interim Chief Financial Officer of GeoPetro Resources Company, a California corporation engaged in the oil and gas industry with securities formerly traded on AMEX and currently traded on OTC Pink of OTCMarkets. Prior to joining SJM Accounting, Mr. Maniscalco was a senior manager for several accounting firms. Mr. Maniscalco holds a Bachelor of Arts in Accounting from Florida Atlantic University.

In connection with his appointment, Mr. Maniscalco will be paid a salary of $2,500 per month. Additionally, Mr. Maniscalco was granted an option to purchase up to 250,000 shares of the Company's common stock at a price of $1.00 per share. The options expire three years from the effective date of his appointment and vest one-half on the effective date and the remainder on the one year anniversary of the effective date, provided that Mr. Maniscalco remains as the Company's CFO during that time. The options are subject to the terms and conditions of the Company's Equity Incentive Plan.

Mr. Lloyd, age 56, has over 33 years of experience in the oil and gas industry, serving in engineering, management, and senior leadership capacities. Prior to joining the Company, from 2007 until 2015, Mr. Lloyd served as the Senior Vice President of Operations for Cirque Resources LP, a privately-held Delaware limited partnership engaged in the oil and gas industry. From 2006 until 2007, Mr. Lloyd served as the Western Region Drilling Manager for El Paso Exploration Company, which has oil and gas exploration and drilling operations in the Uintah Basin, Powder River Basin, and the Raton Basin. From 2002 until 2006, Mr. Lloyd served as Operations Director for ConocoPhillips Norway, during which time Mr. Lloyd managed well operations on multiple fixed platforms and exploratory drilling operations. Mr. Lloyd holds a Bachelor of Science in Petroleum Engineering from Montana Tech University.

In connection with his appointment, Mr. Lloyd will be paid a salary of $150,000 per year and is entitled to participate in all employee benefit plans consistent with other senior executives of the Company. Additionally, Mr. Lloyd was granted an option to purchase up to 875,000 shares of the Company's common stock at a price of $1.00 per share. The option vests as follows: (i) 125,000 shares on the effective date of his appointment, and (ii) 750,000 shares on the one year anniversary of the effective date, provided that Mr. Lloyd remains an employee of or consultant to the Company during that time. The options are subject to the terms and conditions of the Company's Equity Incentive Plan.

It is expected that the Company will execute an employment agreement with Mr. Lloyd in the future setting forth the foregoing terms, as well as other terms customarily included in such executive employment agreements.  The Company intends to file the agreement at such time as it is finalized or otherwise as required by law.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: January 7, 2016	By: /s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer